Exhibit 2

                                  SUPPLEMENT TO
                        WITS BASIN PRECIOUS MINERALS INC.
              SUBSCRIPTION AGREEMENT AND INVESTMENT REPRESENTATION

                       UNITS OF COMMON STOCK AND WARRANTS

Wits Basin Precious Minerals Inc.
800 Nicollet Mall, Suite 2690
Minneapolis, MN   55402

Ladies and Gentlemen:

      This letter serves to supplement that certain Subscription Agreement and Investment Representation between Wits Basin Precious Minerals Inc. (the "Company") and the undersigned, relating to the purchase of units consisting of common stock and warrants of the Company (as heretofore amended or supplemented, the "Subscription Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed in the Subscription Agreement.

      1. Change in Offering Size and Purchase Price. The undersigned investor hereby acknowledges and confirms that (i) the Maximum number of Units available for sale in the Offering is 10,000,000, increased from 7,000,000, and (ii) the Purchase Price is $0.25 per Unit.

      2. Amendment of Registration Rights. The undersigned investor further understands that in the event the Registration Statement (referred to in Paragraph 8 of the Subscription Agreement) is not declared effective by the United States Securities and Exchange Commission within one hundred twenty (120) days following the termination of the Offering by the Company (following the final closing of the sale of the Units), the Company shall be obligated to promptly pay the undersigned a penalty equal to one-fifth (1/5) of a share of Common Stock for each Unit purchased.

        The undersigned investor understands that, except as expressly modified by this Supplement, all other terms and provisions of the Subscription Agreement remain in full force and effect.

Dated: _____________, 2003


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Signature                                       Signature


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Name Typed or Printed                           Name Typed or Printed

                                   ACCEPTANCE

      On behalf of Wits Basin Precious Minerals Inc., the undersigned authorized officer hereby accepts this Supplement to the Subscription Agreement.

Dated:  __________________, 2003.

WITS BASIN PRECIOUS MINERALS INC.

By_____________________________________
Name:__________________________________
Title:_________________________________